ATTACHMENT A

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                       ORION MERGER COMPANY, INC. ("SUB")
                                  WITH AND INTO
                      ORION NETWORK SYSTEMS, INC. ("ONS"),
                               AMONG SUB, ONS, AND
                           ORION NEWCO SERVICES, INC.



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   THIS AGREEMENT AND PLAN OF MERGER (the  "Agreement") is made and entered into as of the 8th day of January, 1997, by and among ORION NETWORK SYSTEMS, INC., a Delaware corporation ("ONS," or, with regard to the period upon and after the
Effective  Time  of  the  Merger  (as  hereinafter   defined),   the  "Surviving
Corporation"), ORION NEWCO SERVICES, INC., a Delaware corporation ("Newco"), which is a direct wholly-owned subsidiary of ONS, and ORION MERGER COMPANY, INC., a Delaware corporation ("Sub"), which is a direct wholly-owned subsidiary of Newco and an indirect wholly-owned subsidiary of ONS (ONS and Sub,
collectively,   the  "Constituent   Corporations,"   and  each,  a  "Constituent
Corporation").

                                 R E C I T A L S


   A. WHEREAS, ONS is a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), and is authorized to issue a total of Forty-One Million (41,000,000) shares of stock, in two (2) classes, the first class consisting of Forty Million (40,000,000) shares of common stock, $.01 par value per share (the "ONS Common Stock"), of which, as of December 15, 1996, Ten Million Nine Hundred Seventy-Four Thousand One Hundred and Twenty-One (10,974,121) shares are issued and outstanding (such shares or, as the context may require, such lesser or greater number of shares of ONS Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, the "Outstanding ONS Common Shares") (with, as of December 15, 1996, an additional Three Million One Hundred Ninety-Six Thousand Nine Hundred and Seventy-Six (3,196,976) shares of ONS Common Stock being issuable upon conversion of the Outstanding ONS Series A Preferred Shares (as hereinafter defined) and the Outstanding ONS Series B Preferred Shares (as hereinafter defined) and upon the exercise of rights under the ONS Options (as hereinafter defined) and the ONS Warrants (as hereinafter defined)) and Two Hundred Fifty-Nine Thousand Five Hundred and Fifteen (259,515) shares are issued but not outstanding (such shares or, as the context may require, such lesser or greater number of shares of ONS Common Stock as may be issued but not outstanding immediately prior to the Effective Time of the Merger, the "Treasury ONS Common Shares"), and the second class consisting of One Million (1,000,000) shares of preferred stock, $.01 par value per share (the "ONS Preferred Stock"), of which Fifteen Thousand (15,000) shares constitute a series of ONS Preferred Stock having the designation "Series A 8% Cumulative Redeemable Convertible Preferred Stock" (the "ONS Series A Preferred Stock") (of which shares of ONS Series A Preferred Stock Thirteen Thousand Eight Hundred and Seventy-One (13,871) are issued and outstanding as of December 15, 1996 (such shares or, as the context may require, such lesser or greater number of shares of ONS Series A Preferred Stock as may be issued and outstanding immediately prior to the Effective Time of the Merger, the "Outstanding ONS Series A Preferred Shares")), and of which Five Thousand (5,000) shares constitute a series of ONS Preferred Stock having the designation "Series B 8% Cumulative Redeemable Convertible Preferred Stock" (the "ONS Series B Preferred Stock") (of which shares of ONS Series B Preferred Stock Four Thousand Two Hundred and Ninety-Eight (4,298) are issued and outstanding as December 15, 1996 (such shares or, as the context may require, such lesser or greater number of shares of ONS Series B Preferred Stock as may be issued and outstanding immediately prior to the Effective Time of the Merger, the "Outstanding ONS Series B Preferred Shares," and together with the Outstanding ONS Series A Preferred Shares, the "Outstanding ONS Preferred Shares")).


   B. WHEREAS, Sub is a corporation organized and existing under the DGCL, and is authorized to issue a total of One Thousand (1,000) shares, in a single class of common stock, $.01 par value per share (the "Sub Common Stock"), of which, as of the date hereof, one (1) share is issued and outstanding (the "Outstanding Sub Common Share") (as of the date hereof, Newco holding of record the Outstanding Sub Common Share) and no shares are issued but not outstanding.

   C. WHEREAS, Newco is a corporation organized and existing under the DGCL, and is authorized to issue a total of Forty-One Million (41,000,000) shares of stock, in two (2) classes, the first class consisting of Forty Million (40,000,000) shares of common stock, $.01 par value per share (the "Newco Common Stock"), of which, as of the date hereof, one (1) share is issued and outstanding (the "Outstanding Newco Common Share") (as of the date hereof, ONS holding of record the Outstanding Newco Common Share) and no shares are issued but not outstanding, and the second class consisting of One

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Million  (1,000,000)  shares of preferred  stock,  $.01 par value per share (the
"Newco Preferred Stock"), of which Fifteen Thousand (15,000) shares constitute or, prior to and at the Effective Time of the Merger will constitute, a series of Newco Preferred Stock, substantially identical to the ONS Series A Preferred Stock, having the designation "Series A 8% Cumulative Redeemable Convertible Preferred Stock" (the "Newco Series A Preferred Stock") (none of which shares of Newco Series A Preferred Stock are issued and outstanding as of the date hereof), and of which Five Thousand (5,000) shares constitute or, prior to and at the Effective Time of the Merger will constitute, a series of Newco Preferred Stock, substantially identical to the ONS Series B Preferred Stock, having the designation "Series B 8% Cumulative Redeemable Convertible Preferred Stock" (the "Newco Series B Preferred Stock") (none of which shares of Newco Series B Preferred Stock are issued and outstanding as of the date hereof).

   D. WHEREAS, the respective Boards of Directors of ONS, Sub, and Newco have determined that it is advisable and in the best interests of each of ONS, Sub, and Newco and their respective stockholders that Sub be merged with and into ONS in accordance with the terms and conditions of this Agreement (the "Merger"), and accordingly the Board of Directors of each of ONS, Sub, and Newco has adopted, approved, and authorized this Agreement and the Merger.

   E. WHEREAS, it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL, and it is expected that Ernst & Young LLP ("Ernst & Young"), tax advisor to ONS, will render an opinion (the "Tax Opinion") that the holders of shares of ONS stock which are converted in the Merger into the right to receive shares of Newco stock will have the opportunity to qualify for nonrecognition treatment because the Merger will qualify either as (a) a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) an exchange satisfying the requirements of Section 351(a) of the Code.


   F. WHEREAS, ONS, Orion Satellite Corporation, a Delaware corporation, and each of the existing limited partners (other than ONS) (the "Exchanging Partners") of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), have entered into a Section 351 Exchange Agreement and Plan of Conversion, dated as of June 1996 (as amended, the "Exchange Agreement"), pursuant to which ONS has agreed, among other things, to have Newco issue shares of a series of Newco Preferred Stock that, after the Effective Time of the Merger, will be provided for and have the designation "Series C 6% Cumulative Redeemable Convertible Preferred Stock" (the "Newco Series C Preferred Stock"), in exchange for the Exchanging Partners' respective limited partnership interests in Orion Atlantic and other rights relating thereto (the "Exchange").


   NOW, THEREFORE, in consideration of the premises, the mutual agreements, promises, covenants, representations, warranties, acknowledgments, and other terms, conditions, and provisions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER


   1.1 The Merger; Filing and Effective Time. Subject to and in accordance with the terms and conditions of this Agreement and the DGCL, this Agreement or in lieu thereof a certificate of merger regarding the Merger of Sub with and into ONS (as the case may be, the "Delaware Merger Certificate") shall be executed, acknowledged, and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") by the Surviving Corporation at or as soon as practicable after the Closing (as hereinafter defined). The Merger shall become effective upon such filing of the Delaware Merger Certificate (the "Effective Time of the Merger").

   1.2 Closing. Subject to and in accordance with the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place as soon as practicable after satisfaction of the latest to occur of the conditions set forth in Article V hereof (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 13th Street, N.W., Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

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   1.3 Effect of the Merger. Upon the Effective Time of the Merger, the separate existence of Sub shall cease and Sub shall be merged with and into ONS. ONS shall survive the Merger, and the separate corporate existence of ONS as the Surviving Corporation shall continue unaffected and unimpaired by the Merger. Upon and after the Effective Time of the Merger, the rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property belonging to each of such Constituent Corporations, shall be vested in the
Surviving Corporation, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired,
and  all  debts,   liabilities,   and  duties  of  the  respective   Constituent
Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by the Surviving Corporation, all as more fully provided under the DGCL.

   1.4 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of ONS as in effect immediately prior to the Effective Time of the Merger (the "ONS Charter") shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Charter"), except that the following amendments thereto are to be effected by the Merger upon the Effective Time of the Merger:

         (a) the Surviving Corporation Charter is to be amended by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following:

         "FIRST: The name of the Corporation is Orion Oldco Services, Inc. (hereinafter called the 'Corporation').";

         (b) the Surviving Corporation Charter is to be amended by adding and inserting, immediately following Article THIRTEENTH thereof, a new Article FOURTEENTH thereof, to read in its entirety as follows:

         "FOURTEENTH: Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware (the "DGCL") or this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to subsection (g) of Section 251 of the DGCL, require, in addition, the approval of the stockholders of Orion Newco Services, Inc., a Delaware corporation (the name of which is expected to be changed to 'Orion Network Systems, Inc.'), or any successor thereto by merger, by the same vote as is required by the DGCL and/or by this Certificate of Incorporation."; and


         (c) the Surviving Corporation Charter is to be amended by the Surviving Corporation's certification, hereby made effective upon the Effective Time of the Merger, in accordance with Section 243 of the DGCL (the "Paragraph
      (c) Certification"), that: (i) that certain "Certificate of Designations, Rights and Preferences of Series A 8% Cumulative Redeemable Convertible Preferred Stock" of ONS, filed with the Delaware Secretary of State on June 17, 1994 (the "Series A Certificate of Designations") prohibits the reissuance, as part of such series of Preferred Stock of the Surviving
      Corporation, of shares of Series A Preferred Stock of the Surviving Corporation that have been retired; and (ii) a number of shares of Series A Preferred Stock of the Surviving Corporation equal to the number of Outstanding ONS Series A Preferred Shares immediately prior to the Effective Time of the Merger have been retired; and

         (d) the Surviving Corporation Charter is to be amended to increase and restore to 15,000 the number of shares of Series A Preferred Stock that the Surviving Corporation is authorized to issue (such number of authorized shares of Series A Preferred Stock of the Surviving Corporation having been reduced by the Paragraph (c) Certification, in accordance with the Series A Certificate of Designations and Section 243 of the DGCL, as a result of the aforesaid retirement of shares of Series A Preferred Stock of the Surviving Corporation), by striking the number (which is less than 15,000) that appears in the one (1) paragraph resolution appearing at the top of the second page of the Series A Certificate of Designations (the "Series A Resolution") (to the extent that the number "15,000" in the Series A Resolution shall have been amended and changed to such lesser number by virtue of the Paragraph (c) Certification), and inserting the number "15,000" in lieu thereof; and

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         (e) the Surviving Corporation Charter is to be amended by the Surviving
      Corporation's certification, hereby made effective upon the Effective Time of the Merger, in accordance with Section 243 of the DGCL (the "Paragraph
      (e) Certification"), that: (i) that certain "Certificate of Designations, Rights and Preferences of Series B 8% Cumulative Redeemable Convertible Preferred Stock" of ONS, filed with the Delaware Secretary of State on June 16, 1995 (the "Series B Certificate of Designations") prohibits the reissuance, as part of such series of Preferred Stock of the Surviving
      Corporation, of shares of Series B Preferred Stock of the Surviving Corporation that have been retired; and (ii) a number of shares of Series B Preferred Stock of the Surviving Corporation equal to the number of Outstanding ONS Series B Preferred Shares immediately prior to the Effective Time of the Merger have been retired; and

         (f) the Surviving Corporation Charter is to be amended to increase and restore to 5,000 the number of shares of Series B Preferred Stock that the Surviving Corporation is authorized to issue (such number of authorized shares of Series B Preferred Stock of the Surviving Corporation having been reduced by the Paragraph (e) Certification, in accordance with the Series B Certificate of Designations and Section 243 of the DGCL, as a result of the aforesaid retirement of shares of Series B Preferred Stock of the Surviving Corporation), by striking the number (which is less than 5,000) that appears in the one (1) paragraph resolution beginning at the bottom of the first page of the Series B Certificate of Designations and carrying over to the second page thereof (the "Series B Resolution") (to the extent that the number "5,000" in the Series B Resolution shall have been amended and changed to such lesser number by virtue of the Paragraph
      (e) Certification), and inserting the number "5,000" in lieu thereof.

   The Surviving Corporation Charter, as so amended, shall be the certificate of incorporation of the Surviving Corporation upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

   1.5 Bylaws of the Surviving Corporation. The bylaws of ONS as in effect immediately prior to the Effective Time of the Merger (the "ONS Bylaws") shall be and continue in full force and effect as the bylaws of the Surviving Corporation upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

   1.6 Directors of the Surviving Corporation. The respective numbers of members constituting the whole Board of Directors of ONS and each class thereof immediately prior to the Effective Time of the Merger shall be and continue as the respective numbers of members constituting the whole Board of Directors of the Surviving Corporation and each class thereof upon and after the Effective Time of the Merger, unless and until duly increased or decreased in accordance with the DGCL (which power and right to increase or decrease, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved). Each person serving as a member of a particular class of the Board of Directors of ONS (the "ONS Board") immediately prior to the Effective Time of the Merger shall be and continue as a member of the same class of the Board of Directors of the Surviving Corporation upon and after the Effective Time of the Merger, until such person's successor is elected and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

   1.7 Officers of the Surviving Corporation. Each person serving as an officer of ONS immediately prior to the Effective Time of the Merger shall be and continue as an officer of the Surviving Corporation, holding the same office or offices, upon and after the Effective Time of the Merger, until such person's successor is appointed and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

   1.8 Further Assurances. At any time and from time to time upon and after the Effective Time of the Merger, as and when required or deemed desirable by the Surviving Corporation or its successors or assigns, there shall be executed, acknowledged, certified, sealed, delivered, filed, and/or recorded, in the

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name  and on  behalf  of any  and  each  Constituent  Corporation,  such  deeds, contracts, consents, certificates, notices, and other documents and instruments, and there shall be done or taken or caused to be done or taken, in the name and on behalf of any and each Constituent Corporation, such further and other things and actions as shall be appropriate, necessary, or convenient to acknowledge, vest, effect, perfect, conform of record, or otherwise confirm the Surviving Corporation's (or its successors' or assigns') right, title, and interest in and to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of each Constituent Corporation held immediately prior to the Effective Time of the Merger, and otherwise to carry out and effect the intent and purposes of this Agreement and the Merger. The officers and directors of the Surviving Corporation (or its successors or assigns), and each of them, upon and after the Effective Time of the Merger, are and shall be fully authorized, in the name and on behalf of each Constituent Corporation, to do and take and cause to be done and taken any and all such things and actions, and to execute, acknowledge, certify, seal, deliver, file, and/or record any and all such deeds, contracts, consents, certificates, notices, and other documents and instruments.

                                   ARTICLE II
                             EFFECT OF THE MERGER ON
                THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS


   2.1 Effect on Capital Stock. Upon and as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of the respective shares:


      (a) Conversion of ONS Shares.


         (i) Each of the Outstanding ONS Common Shares and each of the Treasury ONS Common Shares shall be changed and converted into the right to receive one (1) validly issued, fully paid, and nonassessable share of Newco Common Stock (such right to be exercised and deemed to have been exercised by the respective holders of such Outstanding ONS Common Shares and by ONS as to the Treasury ONS Common Shares, and such shares of Newco Common Stock to be issued and deemed to have been issued by Newco, automatically and immediately upon and as of the Effective Time of the Merger); such Outstanding ONS Common Shares shall no longer be outstanding and such Outstanding ONS Common Shares and such Treasury ONS Common Shares automatically shall be retired as permitted under the DGCL and resume the status of authorized and unissued shares of Common Stock of the Surviving Corporation; the capital of the Surviving Corporation shall be reduced as permitted under the DGCL by an amount equal to the capital theretofore represented by such Outstanding ONS Common Shares and such Treasury ONS Common Shares; and the capital of Newco in respect of such shares of Newco Common Stock shall be determined at an amount equal to the aggregate par value thereof as permitted under the DGCL.

         (ii) Each of the Outstanding ONS Series A Preferred Shares shall be changed and converted into the right to receive one (1) validly issued, fully paid, and nonassessable share of Newco Series A Preferred Stock (such right to be exercised and deemed to have been exercised by the respective holders of such Outstanding ONS Series A Preferred Shares, and such shares of Newco Series A Preferred Stock to be issued and deemed to have been issued by Newco, automatically and immediately upon and as of the Effective Time of the Merger; with rights to accrued, accumulated, and unpaid dividends on each Outstanding ONS Series A Preferred Share (the "Series A Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion and the Merger, such Series A Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Newco Series A Preferred Stock, and each such share of Newco Series A Preferred Stock carrying and having such Series A Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Newco Series A Preferred Stock); such Outstanding ONS Series A Preferred Shares shall no longer be outstanding and automatically shall be retired as permitted under the DGCL and resume the status of autho

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


         rized and unissued shares of Preferred Stock of the Surviving Corporation; the capital of the Surviving Corporation shall be reduced as permitted under the DGCL by an amount equal to the capital theretofore represented by such Outstanding ONS Series A Preferred Shares; and the capital of Newco in respect of such shares of Newco Series A Preferred Stock shall be determined at an amount equal to the aggregate par value thereof as permitted under the DGCL.

         (iii) Each of the Outstanding ONS Series B Preferred Shares shall be changed and converted into the right to receive one (1) validly issued, fully paid, and nonassessable share of Newco Series B Preferred Stock (such right to be exercised and deemed to have been exercised by the respective holders of such Outstanding ONS Series B Preferred Shares, and such shares of Newco Series B Preferred Stock to be issued and deemed to have been issued by Newco, automatically and immediately upon and as of the Effective Time of the Merger; with rights to accrued, accumulated, and unpaid dividends on each Outstanding ONS Series B Preferred Share (the "Series B Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion and the Merger, such Series B Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Newco Series B Preferred Stock, and each such share of Newco Series B Preferred Stock carrying and having such Series B Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Newco Series B Preferred Stock); such Outstanding ONS Series B Preferred Shares shall no longer be outstanding and automatically shall be retired as permitted under the DGCL and resume the status of authorized and unissued shares of Preferred Stock of the Surviving Corporation; the capital of the Surviving Corporation shall be reduced as permitted under the DGCL by an amount equal to the capital theretofore represented by such Outstanding ONS Series B Preferred Shares; and the capital of Newco in respect of such shares of Newco Series B Preferred Stock shall be determined at an amount equal to the aggregate par value thereof as permitted under the DGCL.

         (iv) Fractional Outstanding ONS Shares and fractional Treasury ONS Common Shares shall be changed and converted into the right to receive fractional shares of Newco stock at the same ratio (1:1) as whole Outstanding ONS Shares and whole Treasury ONS Common Shares and shall otherwise be treated the same as such whole shares for purposes hereof ("Outstanding ONS Shares" meaning all of the Outstanding ONS Common Shares and all of the Outstanding ONS Preferred Shares, collectively).


   (b)  Conversion  of Sub Shares.  The  Outstanding  Sub Common  Share shall be changed and converted into a number of validly issued, fully paid, and nonassessable shares of Common Stock of the Surviving Corporation which is equal to the number of Outstanding ONS Common Shares immediately prior to the
Effective Time of the Merger, a number of validly issued, fully paid, and nonassessable shares of Series A Preferred Stock of the Surviving Corporation which is equal to the number of Outstanding ONS Series A Preferred Shares immediately prior to the Effective Time of the Merger, and a number of validly issued, fully paid, and nonassessable shares of Series B Preferred Stock of the Surviving Corporation which is equal to the number of Outstanding ONS Series B Preferred Shares immediately prior to the Effective Time of the Merger (such shares of Common Stock of the Surviving Corporation, such shares of Series A Preferred Stock of the Surviving Corporation, and such shares of Series B
Preferred Stock of the Surviving Corporation to be issued and deemed to have been issued by the Surviving Corporation automatically and immediately upon and as of the Effective Time of the Merger); the capital of the Surviving
Corporation  in  respect  of  such  shares  of  Common  Stock  of the  Surviving
Corporation, such shares of Series A Preferred Stock of the Surviving Corporation, and such shares of Series B Preferred Stock of the Surviving Corporation shall be determined at an amount equal to the aggregate par value thereof as permitted under the DGCL and such Outstanding Sub Common Share shall no longer be outstanding and automatically shall be canceled and cease to exist.

   2.2 Notification of Transfer Agent. Prior to the Closing Date, Newco and ONS shall notify their respective transfer agents of the conversions of shares of ONS stock and of shares of Sub stock pursuant to Section 2.1.

   2.3 Stock Certificates. Upon and as of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or Newco, the holders of the respective shares, or any other person:

         (a) Newco. The shares of Newco Common Stock and the shares of Newco Preferred Stock, which the Outstanding ONS Shares and the Treasury ONS Common Shares, respectively, shall have been converted into the right to receive, shall be represented and evidenced by the same stock certificates that previously represented and evidenced such Outstanding ONS Shares and such Treasury ONS Common Shares; and

         (b) ONS. The holder of the certificate that immediately prior to the Effective Time of the Merger evidenced the Outstanding Sub Common Share (the "Sub Common Stock Certificate") may, at such holder's option, surrender the same to the Surviving Corporation for cancellation, and such holder shall be entitled to receive from the Surviving Corporation in exchange therefor certificates representing and evidencing the number of shares of Common Stock of the Surviving Corporation, the number of shares of Series A Preferred Stock of the Surviving Corporation, and the number of shares of Series B Preferred Stock of the Surviving Corporation into which such holder's Outstanding Sub Common Share shall have been converted, and, until surrendered, the Sub Common Stock Certificate shall represent and evidence the number of shares of Common Stock of the Surviving Corporation, the number of shares of Series A Preferred Stock of the Surviving Corporation, and the number of shares of Series B Preferred Stock of the Surviving Corporation into which the Outstanding Sub Common Share theretofore represented and evidenced thereby shall have been converted.

                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

   3.1 Directors and Officers of Newco Upon the Effective Time of the Merger.


         (a) Directors. As of the Effective Time of the Merger: (i) the whole Board of Directors of Newco shall be divided into the same number of classes into which the whole Board of Directors of ONS shall be divided immediately prior to the Effective Time of the Merger; (ii) the respective numbers of members constituting the whole Board of Directors of Newco and each class thereof shall be equal to the respective numbers of members constituting the whole Board of Directors of ONS and each class thereof immediately prior to the Effective Time of the Merger; and (iii) the Board of Directors of Newco (the "Newco Board") and each class thereof shall consist of the persons serving as members of the ONS Board and the corresponding classes thereof immediately prior to the Effective Time of the Merger. To that end, effective immediately prior to the Effective Time of the Merger, to the extent necessary to give effect to the intent of the preceding sentence: (i) the whole Board of Directors of Newco shall be divided into the same number of classes into which the whole Board of Directors of ONS is then divided; (ii) the respective numbers of members constituting the whole Board of Directors of Newco and each class thereof shall be increased or decreased, as the case may be, to numbers equal to the respective numbers of members then constituting the whole Board of Directors of ONS and each class thereof; and (iii) each person then serving as a member of the Newco Board shall be removed, and each person then serving as a member of a class of the ONS Board shall be elected as a member of the corresponding class of the Newco Board, to serve as such until such person's successor is elected and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

         (b) Officers. As of the Effective Time of the Merger, the officers of Newco shall be the persons serving as officers of ONS immediately prior to the Effective Time of the Merger. To that end, effective immediately prior to the Effective Time of the Merger, to the extent necessary to give effect to the intent of the preceding sentence, each person then serving as an officer of Newco shall be removed, and each person then serving as an officer of ONS shall be appointed as an officer of Newco, to hold one (1) or more offices of Newco corresponding to the one (1) or more offices of ONS then held, until such person's successor is appointed and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).


   3.2 Newco Certificate of Incorporation.

         (a) Newco Charter. As of the Effective Time of the Merger, the certificate of incorporation of Newco shall contain provisions identical to the ONS Charter (the "Newco Charter"). To that end, prior to the Effective Time of the Merger, to the extent permissible and to the extent necessary to give effect to the intent of the preceding sentence, the certificate of incorporation of Newco, as the same theretofore may have been amended, altered, changed, repealed, and/or supplemented, shall be duly amended, altered, changed, repealed, and/or supplemented, in accordance with the DGCL, and (subject to paragraph (b) of this Section) such Newco Charter, as so altered, changed, repealed, and/or supplemented, shall be and remain the certificate of incorporation of Newco upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

         (b) Name Change; Newco Series C Preferred Stock. The Newco Charter shall be amended and supplemented (which amendment shall be adopted, approved, and declared advisable by the Newco Board and adopted and approved by ONS in its capacity as the sole stockholder of Newco prior to the Effective Time of the Merger, and which supplement shall be adopted and approved by the Newco Board prior to the Effective Time of the Merger, and which amendment and supplement are hereby adopted, approved, and declared advisable):

            (i) immediately following the Effective Time of the Merger, to change the name of Newco to "Orion Network Systems, Inc.," by striking Article FIRST thereof in its entirety and inserting in lieu thereof the following:

         "FIRST: The name of the Corporation is Orion Network Systems, Inc. (hereinafter called the 'Corporation')."; and

            (ii) as soon as practicable following the Effective Time of the Merger, to provide for the Newco Series C Preferred Stock.

   3.3 Newco Bylaws. As of the Effective Time of the Merger, the bylaws of Newco shall contain provisions identical to the ONS Bylaws (the "Newco Bylaws"). To that end, prior to the Effective Time of the Merger, to the extent necessary to give effect to the intent of the preceding sentence, the bylaws of Newco, as the same theretofore may have been amended, altered, changed, repealed, and/or supplemented, shall be duly amended, altered, changed, repealed, and/or supplemented, in accordance with the DGCL, and such Newco Bylaws as so amended, altered, changed, repealed, and/or supplemented, shall be and remain the bylaws of Newco upon and after the Effective Time of the Merger, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time of the Merger, are hereby expressly reserved).

   3.4 Consent. Each of ONS, Sub, and Newco shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for consummation of the Merger.

   3.5 ONS Stockholder Meeting; Sub Stockholder Written Consent. ONS shall call a special meeting of its stockholders (the "ONS Special Meeting") to be held as promptly as practicable after the date hereof for the purpose of voting upon, among other things, ratification of this Agreement (the parties understanding and acknowledging that it is contemplated that the Merger will be effected in accordance with

Section 251(g) of the DGCL and that no vote of ONS stockholders adopting, approving, or authorizing this Agreement or the Merger will be required under the DGCL). Newco, in its capacity as the sole stockholder of Sub, as promptly as practicable after the date hereof, shall execute and deliver to Sub a written consent in lieu of a stockholder meeting adopting, approving, and authorizing this Agreement, in accordance with Section 228 of the DGCL.

   3.6 Employee and Director ONS Stock Options. Upon and as of the Effective Time of the Merger and in connection with the Merger, to the fullest extent permitted by applicable law, Newco shall assume all of ONS's obligations, and ONS shall have no further obligations, with respect to any then-outstanding option to acquire shares of ONS Common Stock issued under ONS's 1987 Employee Stock Option Plan and Non-Employee Director Stock Option Plan that theretofore shall not have expired or been duly exercised by the holders thereof (each, if any, an "ONS Option"), and the due exercise of rights under any such option shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding ONS Option, a number of shares of Newco Common Stock identical to the number of shares of ONS Common Stock that were subject to such corresponding ONS Option (a "Newco Option"). ONS and Newco agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and ONS shall use its best efforts to obtain, if required, prior to the Closing Date, such consent of each holder of an ONS Option as shall be necessary to effectuate the foregoing. Newco shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the Newco Options a sufficient number of shares of Newco Common Stock, and as soon as practicable following the Effective Time of the Merger shall provide to the record holders of the Newco Options appropriate notice of such holder's rights thereunder.

   3.7 Warrants. Upon and as of the Effective Time of the Merger and in connection with the Merger, to the fullest extent permitted by applicable law, Newco shall assume all of ONS's obligations, and ONS shall have no further obligations, with respect to any then-outstanding warrant or other right to purchase shares of ONS Common Stock that theretofore shall not have expired or been duly exercised by the holder thereof (each, if any, an "ONS Warrant"), and the due exercise of rights under any such warrant or other right shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding ONS Warrant, a number of shares of Newco Common Stock identical to the number of shares of ONS Common Stock that were subject to such corresponding ONS Warrant (a "Newco Warrant"). ONS and Newco agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and ONS shall use its best efforts to obtain, if required, prior to the Closing Date, such consents of the holders of ONS Warrants as shall be necessary to effectuate the foregoing. Newco shall take all corporate and other action necessary to reserve and make available for issuance upon the exercise of rights under the Newco Warrants a sufficient number of shares of Newco Common Stock, and as soon as practicable following the Effective Time of the Merger shall provide to the record holders of the Newco Warrants appropriate notice of such holders' rights thereunder.


   3.8 Outstanding Newco Common Share. Upon and as of the Effective Time of the Merger, ONS shall surrender to Newco the certificate representing the Outstanding Newco Common Share, and the Outstanding Newco Common Share automatically shall be retired as permitted under the DGCL and resume the status of an authorized and unissued share of Newco Common Stock, and the capital of Newco shall be reduced as permitted under the DGCL by an amount equal to the par value thereof.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of ONS. ONS hereby represents and warrants:

         (a) Organization. It is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware.

         (b) Power and Authority. It has corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement.

         (c) Capital Stock. The numbers of authorized shares of ONS Common Stock, ONS Preferred Stock, ONS Series A Preferred Stock, and ONS Series B Preferred Stock, the numbers of Outstanding ONS Common Shares, Outstanding ONS Series A Preferred Shares, and Outstanding ONS Series B Preferred Shares, and the number of Treasury ONS Common Shares are as set forth in paragraph A of the Recitals to this Agreement.

         4.2 Representations and Warranties of Sub. Sub hereby represents and warrants:

         (a) Organization. It is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware.

         (b) Power and Authority. It has corporate power and authority to enter into, execute, deliver, and (subject to stockholder approval) perform its obligations under this Agreement.

         (c) Capital Stock. The number of authorized shares of Sub Common Stock, the number of Outstanding Sub Common Shares, and the number of shares of Sub Common Stock issued but not outstanding, are as set forth in paragraph B of the Recitals to this Agreement.

         4.3 Representations and Warranties of Newco. Newco hereby represents and warrants:

         (a) Organization. It is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware.

         (b) Power and Authority. It has corporate power and authority to enter into, execute, deliver, and (subject to stockholder approval) perform its obligations under this Agreement.

         (c) Capital Stock. The numbers of authorized shares of Newco Common Stock, Newco Preferred Stock, Newco Series A Preferred Stock, and Newco Series B Preferred Stock, the numbers of Outstanding Newco Common Shares, outstanding shares of Newco Series A Preferred Stock, and outstanding shares of Newco Series B Preferred Stock, and the number of shares of Newco Common Stock issued but not outstanding, are, or prior to the Effective Time of the Merger will be, as set forth in paragraph C of the Recitals to this Agreement.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

   5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:


         (a) Stockholder Approvals. This Agreement shall have been approved and adopted or ratified, as the case may be, by the affirmative vote or written consent, as appropriate and as the case may be, of the holders of:
      (i) at least a majority of the votes of the Outstanding ONS Shares present in person or represented by proxy at the ONS Special Meeting and entitled to be voted hereon, voting together as a single class, with each Outstanding ONS Common Share entitled to one (1) vote and each Outstanding ONS Preferred Share entitled to one (1) vote for each whole share of ONS Common Stock issuable upon conversion of such Outstanding ONS Preferred Share as of the applicable date; (ii) the Outstanding Sub Common Share; and (iii) the Outstanding Newco Common Share.

         (b) Governmental Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), necessary for the consummation of the transactions contemplated by this Agreement, including, but not limited to, such requirements under applicable state securities laws and the Securities Exchange Act of 1934, as amended, shall have occurred or been filed or obtained, other than filings relating to the Merger or affecting Newco's ownership of ONS or any of its subsidiaries or any of their properties.

         (c) Form S-4. The Registration Statement on Form S-4 covering the registration of the Newco Common Stock, the Newco Series A Preferred Stock, and the Newco Series B Preferred Stock shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order, and the Proxy Statement/ Prospectus furnished to ONS stockholders regarding this
      Agreement, the Exchange Agreement, and the transactions contemplated hereby and thereby shall not at the Effective Time of the Merger be subject to any proceedings commenced or threatened by the Securities and Exchange Commission.

         (d) Legal Action. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending. In the event an Injunction shall have been issued, each party agrees to use its reasonable diligent efforts to have the Injunction lifted.

         (e) Statutes. No statute, rule, or regulation shall have been enacted by any Governmental Entity that would make the consummation of the Merger illegal.


         (f) Tax Opinion; ONS Board Determination. Ernst & Young shall have issued the Tax Opinion and the ONS Board shall not have altered or rescinded its determination that ONS stockholders do not recognize gain or loss for United States federal income tax purposes.


         (g) Representations and Warranties. Each of the representations and warranties made by each party herein shall remain true, complete, and accurate at the Closing Date as if made on and as of the Closing Date.

         (h) The Exchange. The Exchange shall have occurred or be occurring concurrently with the Merger.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

   6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval or ratification, as the case may be, by the stockholders of ONS, Sub, and Newco of this Agreement, the Merger, the Exchange Agreement, the Exchange, or matters presented in connection herewith or therewith:

         (a) by mutual written consent of the parties; or

         (b) by any party if any required approval of the stockholders of ONS, Sub, or Newco shall not have been obtained by April 30, 1997.


   When action is taken to terminate this Agreement pursuant to this Section, it shall be necessary for such action to be authorized by the Board of Directors of the party taking such action and for such party then to notify in writing the other parties of such action.

   6.2 Event of Termination. In the event of termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or its officers or directors to the other parties.

   6.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

   6.4 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after ratification or approval, as the case may be, by the stockholders of ONS, Sub, or Newco of this Agreement, the Merger, the Exchange Agreement, the Exchange, or matters presented in connection herewith or therewith, but after any such stockholder approval, no amendment shall be made which under Section 251(d) of the DGCL would require the approval (or further approval) of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

   7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) If to Newco or Sub, to

               Orion Newco Services, Inc.
               2440 Research Boulevard
               Suite 400
               Rockville, Maryland 20850

               (b) If to ONS, to

               Orion Network Systems, Inc.
               2440 Research Boulevard
               Suite 400
               Rockville, Maryland 20850

   7.2 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   7.3 Entire Agreement. This Agreement, including the Exhibits attached hereto (if any), constitutes the entire agreement among the parties regarding the subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, among the parties or any of them regarding such subject matter.

   7.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

   7.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, except as otherwise expressly provided herein, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

   7.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   7.7 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware (without reference to conflict of laws rules thereof).

   7.8 Agreement. Upon and after the Effective Time of the Merger, an executed counterpart of this Agreement shall be on file at an office of the Surviving Corporation, located at 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850, and a copy of this Agreement shall be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.


   7.9   Certificates  of  Secretaries.   The  Certificates  of  the  respective
Secretaries of the parties to be attached hereto are hereby incorporated by reference and shall be deemed on and part of this Agreement.

   IN WITNESS WHEREOF, Newco, Sub and ONS have caused this Agreement to be executed, acknowledged, and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                  ORION NEWCO SERVICES, INC.

                                  By: /s/
                                     -------------------------------------------
                                  Name: W. Neil Bauer

                                  Title: President and Chief Executive Officer


                                  ORION MERGER COMPANY, INC.

                                  By: /s/
                                     -------------------------------------------
                                  Name: W. Neil Bauer

                                  Title: President and Chief Executive Officer


                                  ORION NETWORK SYSTEMS, INC.

                                  By: /s/
                                     -------------------------------------------
                                  Name: W. Neil Bauer

                                  Title: President and Chief Executive Officer

                         CERTIFICATE OF THE SECRETARY OF
               ORION MERGER COMPANY, INC., A DELAWARE CORPORATION


   The undersigned, the Secretary of Orion Merger Company, Inc., a Delaware corporation ("Sub"), does hereby certify that the foregoing Plan and Agreement of Merger (the "Agreement") of Sub with and into Orion Network Systems, Inc., a Delaware corporation ("ONS"), by and among Sub, ONS, and Orion Newco Services, Inc., a Delaware corporation ("Newco"), after first having been duly adopted and approved by the Board of Directors of Sub and executed and acknowledged by Sub in accordance with Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), has been duly approved and adopted by the sole stockholder of Sub entitled to vote thereon in accordance with Section 251 of the DGCL, as of 1997, by written consent in accordance with Section 228 of the DGCL.

   This Certificate shall be attached to and deemed on and a part of the Agreement.


   IN WITNESS  WHEREOF,  the undersigned has executed this Certificate as of the
        day of     , 1997.


                                             -----------------------------------
                                             Signature

                         CERTIFICATE OF THE SECRETARY OF
               ORION NETWORK SYSTEMS, INC., A DELAWARE CORPORATION

   The undersigned, the Secretary of Orion Network Systems, Inc., a Delaware corporation ("ONS"), does hereby certify that the foregoing Plan and Agreement of Merger (the "Agreement") of Orion Merger Company, Inc., a Delaware corporation ("Sub"), with and into ONS, by and among Sub, ONS, and Orion Newco Services, Inc., a Delaware corporation ("Newco"), has been duly adopted and approved by the Board of Directors of ONS on 1997, pursuant to subsection (g) of
Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), and that the conditions specified in the first sentence of said subsection (g) of Section 251 of the DGCL have been satisfied.

   This Certificate shall be attached to and deemed on and a part of the Agreement.

   IN WITNESS  WHEREOF,  the undersigned has executed this Certificate as of the
        day of     , 1997.



                                             -----------------------------------
                                             Signature

                         CERTIFICATE OF THE SECRETARY OF
               ORION NEWCO SERVICES, INC., A DELAWARE CORPORATION

   The undersigned, the Secretary of Orion Newco Services, Inc., a Delaware corporation ("Newco"), does hereby certify that the foregoing Plan and Agreement of Merger (the "Agreement") of Orion Merger Company, Inc., a Delaware corporation ("Sub"), with and into Orion Network Systems, Inc., a Delaware corporation ("ONS"), by and among Sub, ONS, and Newco, after first having been duly adopted and approved by the Board of Directors of Newco and executed and acknowledged by Newco, has been duly approved and adopted by the sole stockholder of Newco entitled to vote thereon, as of , 1997.

   This Certificate shall be attached to and deemed on and a part of the Agreement.

   IN WITNESS  WHEREOF,  the undersigned has executed this Certificate as of the
         day of       , 1997.


                                             -----------------------------------
                                             Signature